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            EXHIBIT 11  -  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                        (In thousands, except per share data)
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                                                                              For the Quarter            For the Nine Months
                                                                            ------------------           --------------------
                                                                               Ended June 30                 Ended June 30
                                                                            ------------------           --------------------
                                                                              1995       1996           1995           1996
                                                                              ----       -----          ----           ----
Net income . . . . . . . . . . . . . . . . . . . . . .                  $   303     $    9,750      $   4,130        $20,838
                                                                         -------      ---------       --------        -------
Less: Accrual of preferred stock dividends . . . . . .                      (51)             -           (151)           (66)
                                                                         -------      ---------       --------        -------
Net income applicable to common stock. . . . . . . . .                 $    252      $   9,750        $ 3,979        $20,772
                                                                         -------      ---------       --------        -------
                                                                         -------      ---------       --------        -------
Average common shares outstanding. . . . . . . . . . .                    8,948         13,443          8,948         11,963
Common stock equivalents:
Warrants . . . . . . . . . . . . . . . . . . . . . . .                    1,200            396          1,200            243
                                                                         -------      ---------       --------        -------

Weighted average common and common
    equivalent shares outstanding. . . . . . . . . . .                   10,148         13,839         10,148         12,206
                                                                         -------      ---------       --------        -------
                                                                         -------      ---------       --------        -------
Net income per share . . . . . . . . . . . . . . . . .                 $   0.39    $      0.70       $    .39      $     .70
                                                                         -------      ---------       --------        -------
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